UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  May 13, 2010
(Date of earliest event reported:  May 10, 2010)

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On May 10, 2010, Haverty Furniture Companies, Inc. held its annual meeting of stockholders.  At the meeting, action was taken with respect to the following matters.

Proposal 1:	Election of Class A Directors

The holders of Class A common stock elected all seven director nominees at the annual meeting to serve a one year term.  The voting results were as follows:

Nominee	For	Against	Withheld	Broker Non-Vote

John T. Glover	3,132,048	—	5,599	353,321
Rawson Haverty, Jr.	3,137,448	—	199	353,321
L. Phillip Humann	3,132,048	—	5,599	353,321
Mylle Mangum	3,132,048	—	5,599	353,321
Frank S. McGaughey, III	3,137,448	—	199	353,321
Clarence H. Smith	3,132,048	—	5,599	353,321
Al Trujillo	3,132,048	—	5,599	353,321

Proposal 2:                      Election of Common Stock Directors

The holders of common stock elected all three director nominees at the annual meeting to serve a one year term.  The voting results were as follows:

Nominee	For	Against	Withheld	Broker Non-Vote

Terrence F. McGuirk	15,131,608	—	21,827	1,796,499
Vicki R. Palmer	15,132,908	—	20,527	1,796,499
Fred L. Schuermann	15,131,393	—	22,042	1,796,499

Proposal 3:	Ratification of Ernst & Young LLP as our independent auditor.

The stockholders ratified the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010.  The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote

Ratification of Ernst & Young LLP	51,716,285	143,208	121	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

May 13, 2010	By:
Jenny Hill Parker Vice President, Secretary and Treasurer